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                                                               Filed pursuant to
                                                                  Rule 424(b)(3)
                                                              Reg Nos. 333-65742
                                                                and 333-65742-01
PROSPECTUS SUPPLEMENT NO. 1
(To prospectus dated August 22, 2001)

NTL Communications Corp.
NTL Incorporated
(as co-obligor on subordinated basis)
NTL Incorporated
Shares of Common Stock

This Prospectus Supplement No. 1 supplements and amends the Prospectus dated August 22, 2001 relating to the 6 3/4 % Convertible Subordinated Notes due 2008 of NTL Communications Corp. and NTL Incorporated (as co-obligor on a subordinated basis) and the shares of NTL Incorporated common stock, par value $0.01 per share, issuable upon conversion of the Convertible Notes, as well as 35,080 shares of common stock of NTL Incorporated issued on exchange of certain 5% Unsecured Convertible Loan Notes 1995 (as extended) of NTL (B) Limited.

The table on pages 58 through 60 of the Prospectus sets forth information with respect to the Selling Security Holders (as defined in the Prospectus) and the respective amounts of Convertible Notes beneficially owned by each Selling Security Holder that may be offered pursuant to the Prospectus. This Prospectus Supplement amends that table and constitutes a consolidated list of all Selling Security Holders as of September 12, 2001 that have provided information to NTL Incorporated and NTL Communications Corp. Some holders may have transferred their holdings since the date they provided such information.

                                         PRINCIPAL AMOUNT OF
                                          CONVERTIBLE NOTES     PERCENT OF TOTAL
                                            BENEFICIALLY       PRINCIPAL AMOUNT OF      COMMON STOCK         COMMON STOCK
                                          OWNED AND OFFERED        OUTSTANDING         OWNED PRIOR TO     TO BE REGISTERED BY
SELLING SECURITY HOLDERS                 BY THIS PROSPECTUS     CONVERTIBLE NOTES    ORIGINAL OFFERING      THIS PROSPECTUS
------------------------                 -------------------   -------------------   ------------------   -------------------
AAM/Zazove Institutional Income Fund
  LLP..................................       1,000,000                   *                     --              30,554.88
AG Arb Partners, L.P. .................       1,595,000                   *                     --              48,735.03
AG Capital Funding Partners, L.P. .....       3,741,000                   *                     --             114,305.79
AG Capital Recovery Partners II, L.P...      12,452,000                 1.08                    --             380,469.32
AG Capital Recovery Partners, L.P. ....      13,026,000                 1.33                    --             398,007.82
AG CNG Fund, L.P. .....................         580,000                   *                     --              17,721.83
AG Eleven Partners, L.P. ..............       1,282,000                   *                     --              39,171.35
AG Super Advantage, L.P. ..............         435,000                   *                     --              13,291.37
AG Super Fund International Partners,
  L.P. ................................       1,885,000                   *                     --              57,595.94
AG Super Fund, L.P. ...................       4,350,000                   *                     --             132,913.71
AIG SoundShore Holdings Ltd............       3,926,000                   *                     --             119,958.45
AIG SoundShore Opportunity Holding Fund
  Ltd..................................         231,000                   *                     --               7,058.18
AIG SoundShore Strategic Holding Fund
  Ltd..................................       1,343,000                   *                     --              41,035.20
Amaranth Securities....................      10,000,000                   *                 32,450             305,548.77
American Samoa Government..............          68,000                   *                     --               2,077.73
Anegada Fund, Ltd......................       1,879,886                   *                     --              57,439.68
Argent Classic Convertible Arbitrage
  Fund (Bermuda) Ltd...................       3,700,000                   *                     --             113,053.04
Argent Classic Convertible Arbitrage
  Fund L.P.............................       2,700,000                   *                     --              82,498.17
Argent Convertible Arbitrage
  Fund Ltd.............................       1,000,000                   *                     --              30,554.88
Associated Electric & Gas Insurance
  Services Limited.....................       1,700,000                   *                     --              51,943.29
Augusta Partners, LP ..................      13,650,000                1.19                     --             417,074.07
Bankers Trust Co. Trustee for
  DaimlerChrysler Corp. Emp#1 Pension
  Plan dtd 4/1/89......................       3,655,000                   *                     --             111,678.07
Bear, Sterns & Co. Inc.................       7,500,000                   *                     --             229,161.57
BNP CooperNeff Convertible Strategies
  Fund, L.P............................       4,057,000                   *                     --             123,961.13
BNP Paribas Equity Strategies,
  SNC..................................      24,343,000                2.12%                    --             743,797.36
BP Amoco PLC Master Trust..............       1,426,000                   *                     --              43,571.25
Canyon Capital Arbitrage Master
  Hedge Fund, Ltd. ....................       6,125,000                   *                     --             187,148.62
Canyon Value Realization Fund
  (Cayman) Ltd. .......................       18,018,000               1.57%                    --             550,537.77
Chrysler Corporation Master Retirement
  Trust(1).............................       6,790,000                   *                     --             207,467.61
CIBC World Markets.....................       9,000,000                   *                     --             274,993.89
Common Fund Event Driven Company.......         434,000                   *                     --              13,260.82
Credit Suisse First Boston
  Corporation..........................       7,050,000                   *                     --             215,411.88
Cuttyhunk Fund Limited.................       6,886,590                   *                     --             210,418.91
Deam Convertible Arbitrage FD..........       4,000,000                   *                     --             122,219.51
Deeprock & Co .........................       2,000,000                   *                     --              61,109.75
Delta Air Lines Master Trust(2)........       1,685,000                   *                     --              51,484.97
Delta Air Lines Master Trust -- High
  Income...............................         795,000                   *                     --              24,291.13

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
                                         PRINCIPAL AMOUNT OF
                                          CONVERTIBLE NOTES     PERCENT OF TOTAL
                                            BENEFICIALLY       PRINCIPAL AMOUNT OF      COMMON STOCK         COMMON STOCK
                                          OWNED AND OFFERED        OUTSTANDING         OWNED PRIOR TO     TO BE REGISTERED BY
SELLING SECURITY HOLDERS                 BY THIS PROSPECTUS     CONVERTIBLE NOTES    ORIGINAL OFFERING      THIS PROSPECTUS
------------------------                 -------------------   -------------------   ------------------   -------------------
Delta Pilots D & S Trust(3)............         880,000                   *                     --              26,888.29
Deutsche Bank Alex Brown(4)............     115,700,000               10.06%                    --           3,535,199.22
Fidelity Financial Trust: Fidelity
  Equity Income II Fund................       9,810,000                   *                     --             299,743.34
Fidelity Management Trust Company......         190,000                   *                     --               5,805.43
First Union International Capital
  Markets Inc..........................      27,000,000                2.35%                    --             824,981.67
First Union Securities Inc.............      18,500,000                1.61%                    --             565,265.22
Franklin and Marshall College..........         235,000                                                          7,180.40
GAM Arbitrage Investments Inc..........       2,755,000                   *                     --              84,178.68
Global Bermuda Limited Partnership.....       1,500,000                   *                     --              45,832.31
GM Employee Global Grp Pen Tr (Abs
  Return Portfolio)....................       2,000,000                   *                     --              61,109.75
GSPP Portfolio, Ltd....................       2,046,379                   *                     --              62,526.86
HBK Master Fund L.P.(5)................      96,200,000                8.37%                30,000           2,939,379.12
HFR Master Trust.......................         300,000                   *                     --               9,166.46
Hotel Union & Hotel Industry of
  Hawaii...............................         711,000                   *                     --              21,724.52
Hourglass Fund, L.P....................       3,000,000                   *                     --              91,664.63
IBM Retirement Plan -- High Income.....         545,000                   *                     --              16,652.41
James Campbell Corporation.............         600,000                   *                     --              18,332.93
Jefferies & Company Inc................          15,000                   *                     --                 458.32
JMG Capital Partners, L.P.(6)..........      53,000,000                4.61%                    --           1,619,408.46
JMG Triton Offshore Fund Ltd.(7).......      49,000,000                4.26%                    --           1,497,188.95
Lakeshore International, Ltd. .........       3,500,000                   *                     --             106,942.07
Leonardo, L.P.(8)......................      53,000,000                4.61%                    --           1,619,408.46
Lipper Convertible Series II,
  L.P.(9)..............................       1,350,000                   *                     --              41,249.08
Lipper Convertibles (Class B)..........         675,000                   *                     --              20,624.54
Lipper Convertibles L.P.(10)...........      21,600,000                1.88%                    --             659,985.33
Lipper Offshore Convertibles #2........         675,000                   *                     --              20,624.54
Lipper Offshore Convertibles,
  L.P.(11).............................       2,700,000                   *                     --              82,498.17
Lydian Overseas Partners Master Fund...      10,000,000                   *                     --             305,548.77
Merced Partners Limited Partnership....       7,000,000                   *                     --             213,884.14
Morgan Stanley & Co.(12)...............      35,000,000                3.04%                    --           1,069,420.68
Motion Picture Industry Health Plan --
  Active Member Fund(13)...............         625,000                   *                     --              19,096.80
Motion Picture Industry Health Plan --
  Retiree Member Fund(14)..............         265,000                   *                     --               8,097.04
Nutmeg Partners, L.P. .................       1,450,000                   *                     --              44,304.57
OCM Convertible Trust(15)..............       3,210,000                   *                     --              98,081.15
Onyx Fund Holdings, LDC................      25,500,000                2.22%                    --             779,149.35
Pacific Life Insurance Company(16).....       1,000,000                   *                     --              30,554.88
Partner Reinsurance Company(17)........       1,045,000                   *                     --              31,929.85
Penn Treaty Network America Insurance
  Company..............................         300,000                                                          9,166.46
People Benefit Life Insurance
  Company..............................       2,000,000                   *                     --              61,109.75
Peoples Benefit Life Insurance Company
  TEAMSTERS............................      10,000,000                   *                     --             305,548.77
PHS Bay Colony Fund, L.P. .............         580,000                   *                     --              17,721.83
PHS Patriot Fund, L.P. ................         435,000                   *                     --              13,291.37
Plejades Investment Partners...........         787,065                   *                     --              24,048.67
Sagamore Hill Hub Fund Ltd. ...........      32,000,000                2.78%                    --             977,756.04
San Diego County Employee's Retirement
  Association(18)......................       2,910,000                   *                     --               8,914.69
SG Cowen Securities Corp. .............       4,000,000                   *                     --             122,219.51

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

                                         PRINCIPAL AMOUNT OF
                                          CONVERTIBLE NOTES     PERCENT OF TOTAL
                                            BENEFICIALLY       PRINCIPAL AMOUNT OF      COMMON STOCK         COMMON STOCK
                                          OWNED AND OFFERED        OUTSTANDING         OWNED PRIOR TO     TO BE REGISTERED BY
SELLING SECURITY HOLDERS                 BY THIS PROSPECTUS     CONVERTIBLE NOTES    ORIGINAL OFFERING      THIS PROSPECTUS
------------------------                 -------------------   -------------------   ------------------   -------------------
St. Albans Partners Ltd. ..............      11,000,000                   *                     --             336,103.64
State of Connecticut Combined
  Investment Funds(19).................       7,125,000                   *                     --             217,703.50
State Employees' Retirement Fund of the
  State of Delaware(20)................       2,695,000                   *                     --              82,345.39
State Street Bank Custodian for
 GE Pension Trust .....................       1,810,000                                                         55,304.33
Tamarack International, Ltd. ..........       7,000,000                   *                     --             213,884.14
The Estate of James Campbell...........         450,000                   *                     --              13,749.69
The Value Realization Fund, L.P. ......      10,857,000                   *                     --             331,734.29
Tonga Partners L.P. ...................       6,877,884                   *                     --             210,152.90
TQA Master Fund Ltd. ..................       4,000,000                   *                     --             122,219.51
TQA Master Plus Fund, Ltd. ............       4,000,000                   *                     --             122,219.51
UBS AG London Branch...................       9,000,000                   *                     --             274,993.89
UBS O'Connor LLC F/B/O UBS Global
 Convertible Portfolio ................       1,500,000                   *                     --              45,832.31
UBS O'Connor LLC F/B/O UBS Global
 Equity Arbitrage Master Ltd. .........      10,500,000                   *                     --             320,826.20
Vanguard Convertible Securities Fund,
  Inc.(21).............................       6,680,000                   *                     --             204,106.58
Viacom Inc. Pension Plan Master
  Trust................................          80,000                   *                     --               2,444.39
White River Securities L.L.C. .........       7,500,000                   *                     --             229,161.57
Zazove Hedged Convertible Fund LP......       1,700,000                   *                     --              51,943.29
ZCM Asset Holding Company LLC .........       2,750,000                   *                     --              84,025.91
Zurich Institutional Benchmarks........         400,000                   *                     --              12,221.95
Zurich Institutional Benchmarks Master
  Fund Ltd. ...........................       1,200,000                   *                     --              36,665.85

---------------
 (1) Also owns 4,975,000 principal amount 7% convertible notes due 2008.
 (2) Also owns 1,235,000 principal amount 7% convertible notes due 2008.
 (3) Also owns 640,000 principal amount 7% convertible notes due 2008.
 (4)Also owns 22,500,000 principal amount 5.75% convertible notes due 2009.
 (5) Also owns 16,500,000 principal amount 5.75% convertible notes due 2009.
 (6) Also owns 29,671,000 principal amount 5.75% convertible notes due 2009.
 (7) Also owns 29,670,000 principal amount 5.75% convertible notes due 2009.
 (8)Also owns 30,000,000 principal amount 5.75% convertible notes due 2009.
 (9) Also owns 1,317,000 principal amount 7% convertible notes due 2008.
(10) Also owns 26,683,000 principal amount 7% convertible notes due 2008.
(11) Also owns 4,500,000 principal amount 7% convertible notes due 2008.
(12) Also owns 33,000,000 principal amount 7% convertible notes due 2008 and 5,000,000 principal amount 5.75% convertible notes due 2009.
(13) Also owns 455,000 principal amount 7% convertible notes due 2008.
(14) Also owns 195,000 principal amount 7% convertible notes due 2008.
(15) Also owns 3,030,000 principal amount 7% convertible notes due 2008.
(16) Also owns 1,500,000 principal amount 10% notes due 2007.
(17) Also owns 765,000 principal amount 7% convertible notes due 2008.
(18)Includes 410,000 principal amount held by Oaktree Capital Management LLC and 2,500,000 principal amount held by Zazove Associates LLC.
(19) Also owns 4,230,000 principal amount 7% convertible notes due 2008.
(20) Also owns 1,975,000 principal amount 7% convertible notes due 2008.
(21) Also owns 4,890,000 principal amount 7% convertible notes due 2008.
 *   Less than one percent.

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